PRESS RELEASE				FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. (R)		MAY 16, 2007
111 WEST 57th STREET, SUITE 1100
NEW YORK, NEW YORK 10019		CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL: TINY 		TEL. NO. (212) 582-0900


    HARRIS & HARRIS GROUP PRESIDENT EXERCISES STOCK OPTIONS


     Harris & Harris Group, Inc. (the "Company") announced today that Douglas W. Jamison, President, Chief Operating Officer and Chief Financial Officer of Harris & Harris Group, Inc., exercised stock options today that would have expired on June 26, 2016, to purchase 3,000 shares of Harris & Harris Group stock. With this purchase, Mr. Jamison increased his ownership of the Company's shares, from 15,256 shares to 18,256 shares.

     For more information, please see the Form 4 that will be filed shortly with the Securities and Exchange Commission.

     Harris & Harris Group is a publicly traded venture capital company that makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 33 initial private equity investments have been in tiny technology-enabled companies. The Company has 21,735,884 shares of common stock outstanding.

     Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.






This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Registration Statement on Form N-2 and Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.TinyTechVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.